UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 5, 2004

LOYALTYPOINT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21235	11-2780723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3885 Crestwood Parkway, Suite 550, Duluth, GA 30096

(Address of Principal Executive Office) (Zip Code)

(770) 638-5101

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 5, 2004, our board of directors elected Jeffrey S. Benjamin as our new chief financial officer. Mr. Benjamin is returning to his post as our chief financial officer, which he left just prior to the merger with FUNDever, Inc. We are paying Mr. Benjamin $140,000 per year and issued him options to purchase 1,500,000 shares of common stock exercisable at $0.14 vesting 25% after one year and 6.25% quarterly thereafter.

Since his resignation as our chief financial officer, Mr. Benjamin has been a financial consultant. From September 2000 until January 2004, Mr. Benjamin was employed by BarPoint.com, Inc., now known as LoyaltyPoint, Inc., the last two years of which he served as chief financial officer. From 1994 through 2000, Mr. Benjamin was employed by Ocwen Financial Corporation.

Mr. Benjamin replaced Curtis Ramsey who will remain employed by LoyaltyPoint, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOYALTYPOINT, INC.

Date: November 10, 2004	By:	/s/ PAUL ROBINSON
Paul Robinson Chief Executive Officer

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